Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Silentium Ltd. of our report dated March 30, 2026, except for note 16, which is dated May 28, 2026, included in the Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Tel-Aviv, Israel	/s/ Ziv Haft
Certified Public Accountants (Isr.)
June 8, 2026	BDO Member Firm